Exhibit 99.1

TeleTech Announces Third Quarter 2014 Financial Results

Third Quarter 2014 Results

Revenue was $305.9 Million ($305.8 Million Non-GAAP);

Operating Income was $21.3 Million, 7.0 Percent of Revenue (7.0 Percent Non-GAAP);

Fully Diluted EPS were 27 Cents (31 Cents Non-GAAP);

Signs Record $125 Million in New Business ($340 Million Year-to-date)

Updated Full-year 2014 Revenue and Operating Margin Guidance

Denver, Colo., November 5, 2014 — TeleTech Holdings, Inc. (or “Company”), NASDAQ: TTEC, a leading global provider of analytics-driven, technology-enabled customer engagement solutions, today announced financial results for the third quarter ended September 30, 2014. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the quarter ended September 30, 2014.

“Our record new business signings demonstrate the growing market demand for our integrated, vertically focused customer engagement solutions,” commented Ken Tuchman, chief executive officer of TeleTech.  “The balance of new business across segments, verticals and regions underlines the strategic relevance and breadth of our new sales and marketing platform. We have only just begun to tap into the full value of our vertically focused account management teams. As we grow relationships with existing clients and build strategic new ones, we are increasing wallet share with cross sell and up sell opportunities across our full solutions portfolio. Furthermore, our expanding pipeline is being supplemented from the many new clients added as part of our M&A focus.”

Tuchman continued, “Year-to-date our constant currency growth rate was 5.7 percent versus 1.3 percent in the same period last year with organic growth of 3.1 percent versus a negative 3.5 percent in the prior period. While we are pleased with the progress we are making in delivering top line growth, we are disappointed in our third quarter operating margin. The decline is specific to our Customer Technology Services (CTS) business, wherein the operating profit declined $5.5 million, having a negative 180 basis point impact on our operating margin. The third quarter CTS operating profit was largely impacted by a combination of incremental cloud investment, reduced revenue and one-time expense adjustments.  We view this decline as unique to the quarter.”

Tuchman concluded, “With our best-in-class client net promoter scores, record new signings, backlog and pipeline, alongside our improving revenue growth rate, we are confident our investment strategy will deliver continued value to our clients and shareholders.”

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

THIRD QUARTER 2014 FINANCIAL HIGHLIGHTS

Revenue

•                  Third quarter 2014 GAAP revenue was $305.9 million compared to $297.0 million in the third quarter of 2013.

EBITDA

•                  Non-GAAP EBITDA was $37.3 million, or 12.2 percent of revenue. This compares to $41.2 million or 13.8 percent of revenue in the year ago quarter.

Income from Operations

•                  Third quarter 2014 GAAP income from operations was $21.3 million or 7.0 percent of revenue compared to $26.0 million or 8.7 percent of revenue in the third quarter of 2013.

Earnings Per Share

•                  Third quarter 2014 GAAP fully diluted earnings per share attributable to TeleTech shareholders were $0.27 compared to $0.34 for the same period last year.

Bookings

•                  During the third quarter 2014, TeleTech signed an estimated $125 million in annualized revenue from new and expanded client relationships. The bookings mix was well diversified across all verticals with approximately 90 percent from existing clients, 72 percent in recurring revenue, 48 percent from emerging businesses and 8 percent from international clients.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, STRATEGIC ACQUISITIONS, AND INVESTMENTS

•                  As of September 30, 2014, TeleTech had cash and cash equivalents of $87.6 million and $121.1 million of total debt, resulting in a net debt position of $33.5 million. These balances were impacted by the acquisition of rogenSi, share repurchases and capital expenditures.

•                  As of September 30, 2014, TeleTech had $581.5 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the third quarter 2014 was $30.3 million compared to $36.4 million in the third quarter 2013.

•                  Capital expenditures in the third quarter 2014 were $17.8 million compared to $18.2 million in the third quarter 2013.

•                  TeleTech repurchased approximately 387,500 shares of common stock during the third quarter 2014 for a cost of $10.2 million. As of September 30, 2014, $21.6 million was authorized for future share repurchases.

SEGMENT REPORTING

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  In the third quarter 2014, CMS revenue was $226.8 million compared to $217.0 million in the year ago quarter. On a constant currency basis, revenue increased 4.6 percent to $227.0 million. Income from operations was $18.6 million or 8.2 percent of revenue versus 8.3 percent in the year ago quarter. Operating income margin reflects a $0.4 million benefit from foreign currency translation offset by $0.4 million of restructuring charges.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS third quarter 2014 revenue increased 11 percent to $28.8 million compared to $25.9 million in the year ago quarter. Income from operations was $1.8 million or 6.3 percent of revenue versus $0.6 million or 2.3 percent last year.

Customer Technology Services (CTS) — Cloud and Premise Managed Technology Solutions

•                  CTS third quarter 2014 revenue was $35.2 million compared to $40.6 million in the year ago quarter. Income from operations was a negative $0.3 million of revenue compared to income of $5.2 million or 12.7 percent in the year ago quarter.

•                  The third quarter CTS income from operations was largely impacted by a combination of $2 million in incremental cloud investment, $1 million in lower revenues and $2 million in one-time expense adjustments.

Customer Strategy Services (CSS) — Customer Experience Strategy and Analytics Solutions

•                  CSS third quarter 2014 revenue increased 12.7 percent to $15.1 million from $13.4 million in the year ago quarter. Income from operations was $1.2 million or 7.8 percent of revenue versus 16.9 percent in the same period last year.

BUSINESS OUTLOOK

“While we are realizing tangible results from our investments, as demonstrated by our record bookings and improved revenue growth, the short-term challenges in our CTS business are impacting our overall results,” explained Regina Paolillo, chief financial and administrative officer at TeleTech. “Adjusting for changes in foreign currency, we estimate CTS’s performance to impact our full-year revenue growth by approximately 200 basis points and our operating margin by approximately 60 basis points. As a result, we are lowering our 2014 guidance. Excluding CTS’s revenue and operating margin decline, on a constant currency basis, we estimate that the non-CTS segments (CMS, CGS, CSS) will grow revenue approximately 7.6 percent and deliver an operating margin of approximately 9.0 percent for full-year 2014, representing an estimated 24 percent improvement in operating profit for those segments,” concluded Paolillo.

TeleTech updates its 2014 business outlook, as follows:

Revenue — Revenue estimated from $1.230 to $1.235 billion, reflecting an expected two percent adverse impact from foreign exchange translation.

Operating Margin — Operating margin range estimated between 7.75 and 8.0 percent (before asset impairment, restructuring or acquisition-related charges), but including approximately $9 million investment in sales, and research and development.

Capital Expenditures - Range between $55 and $65 million with 70 percent expected for growth initiatives.

SEC FILINGS

The Company’s filings with the U.S. Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on November 6, 2014 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. Additionally our discussion of revenue and income from operations contain references to constant currency amounts. Constant currency measures are calculated by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of analytics-driven, technology-enabled customer engagement solutions. The Company offers an integrated platform that combines consulting, technology, care and growth services to simplify and personalize interactions that build deep engagement between people and brands.  This holistic, multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability and growth. From strategic consulting to operational execution, TeleTech’s 42,000 employees speaking over 50 languages deliver results for Global 1000 clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$305,900	$296,995	$903,611	$875,070

Operating Expenses:
Cost of services	220,244	208,648	646,346	625,689
Selling, general and administrative	49,847	50,165	148,016	142,080
Depreciation and amortization	13,893	11,463	41,152	33,281
Restructuring charges, net	593	758	1,750	4,181
Impairment losses	—	—	—	1,205
Total operating expenses	284,577	271,034	837,264	806,436

Income From Operations	21,323	25,961	66,347	68,634

Other income (expense)	(856)	(434)	1,846	(5,537)

Income Before Income Taxes	20,467	25,527	68,193	63,097

Provision for income taxes	(5,778)	(6,358)	(14,071)	(12,603)

Net Income	14,689	19,169	54,122	50,494

Net income attributable to noncontrolling interest	(1,442)	(1,526)	(3,795)	(2,575)

Net Income Attributable to TeleTech Stockholders	$13,247	$17,643	$50,327	$47,919

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.27	$0.35	$1.02	$0.93

Diluted	$0.27	$0.34	$1.00	$0.91

Income From Operations Margin	7.0%	8.7%	7.3%	7.8%
Net Income Attributable to TeleTech Stockholders Margin	4.3%	5.9%	5.6%	5.5%
Effective Tax Rate	28.2%	24.9%	20.6%	20.0%

Weighted Average Shares Outstanding
Basic	49,093	50,732	49,493	51,643
Diluted	49,940	51,678	50,338	52,499

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue:
Customer Management Services	$226,814	$217,035	$673,421	$660,258
Customer Growth Services	28,765	25,893	86,545	71,148
Customer Technology Services	35,194	40,649	103,707	110,855
Customer Strategy Services	15,127	13,418	39,938	32,809
Total	$305,900	$296,995	$903,611	$875,070

Income From Operations:
Customer Management Services	$18,625	$17,944	$55,941	$55,140
Customer Growth Services	1,800	588	5,401	1,244
Customer Technology Services	(286)	5,165	1,641	13,882
Customer Strategy Services	1,184	2,264	3,364	(1,632)
Total	$21,323	$25,961	$66,347	$68,634

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$87,612	$158,017
Accounts receivable, net	266,846	236,099
Other current assets	85,038	75,435
Total current assets	439,496	469,551

Property and equipment, net	147,905	126,719
Other assets	273,908	246,072

Total assets	$861,309	$842,342

LIABILITIES AND EQUITY
Total current liabilities	$188,898	$190,787
Other long-term liabilities	201,928	175,564
Mandatorily redeemable noncontrolling interest	2,790	2,509
Total equity	467,693	473,482

Total liabilities and equity	$861,309	$842,342

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Reconciliation of Revenue:

Revenue	$305,900	$296,995	$903,611	$875,070
Changes due to foreign currency fluctuations [1]	(97)		21,287
Lost revenue from typhoon	—	1,216	—	1,216
Non-GAAP Revenue	$305,803	$298,211	$924,898	$876,286

Reconciliation of Gross Margin:

Non-GAAP Revenue	$305,803	$298,211	$924,898	$876,286
Cost of services	220,244	208,648	646,346	625,689
Adjustments related to Non-GAAP revenue adjustments [1]	335	396	15,754	396
Non-GAAP Gross margin	$85,224	$89,167	$262,798	$250,201

NON-GAAP Gross margin percentage	27.9%	29.9%	28.4%	28.6%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$13,247	$17,643	$50,327	$47,919
Interest income	(542)	(938)	(1,545)	(2,182)
Interest expense	1,646	1,799	5,197	5,567
Provision for income taxes	5,778	6,358	14,071	12,603
EBIT	$20,129	$24,862	$68,050	$63,907

Depreciation and amortization	13,893	11,463	41,152	33,281

EBITDA	$34,022	$36,325	$109,202	$97,188

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$14,689	$19,169	$54,122	$50,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,893	11,463	41,152	33,281
Other	1,695	5,770	(33,367)	(7,162)
Net cash provided by operating activities	30,277	36,402	61,907	76,613

Less - Total Capital Expenditures	17,751	18,172	52,234	31,832

Free Cash Flow	$12,526	$18,230	$9,673	$44,781

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$21,323	$25,961	$66,347	$68,634
Restructuring charges, net	593	758	1,750	4,181
Impairment losses	—	—	—	1,205
Net effect of foreign currency fluctuations [1]	(432)		5,533
Net effect of revenue lost from typhoon	—	820	—	820

Non-GAAP Income from Operations	$21,484	$27,539	$73,630	$74,840

Non-GAAP Income from Operations Margin	7.0%	9.2%	8.0%	8.5%

1                        Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$13,247	$17,643	$50,327	$47,919
Add: Asset impairment and restructuring charges, net of related taxes	367	501	1,111	3,616
Add: Deconsolidation of subsidiary	—	—	—	3,556
Add: Changes in acquisition contingent consideration, net of related taxes	561	—	(1,855)	—
Add: Net effect of foreign currency fluctuations, net of related taxes [1]	(305)		3,845
Add: Net effect of revenue lost from typhoon, net of related taxes	—	574	—	574
Add: Changes in valuation allowance and returns to provision adjustments	1,379	1,000	(398)	(509)

Non-GAAP Net Income Attributable to TeleTech stockholders	$15,249	$19,718	$53,031	$55,156

Diluted shares outstanding	49,940	51,678	50,338	52,499

Non-GAAP EPS Attributable to TeleTech stockholders	$0.31	$0.38	$1.05	$1.05

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$13,247	$17,643	$50,327	$47,919
Interest income	(542)	(938)	(1,545)	(2,182)
Interest expense	1,646	1,799	5,197	5,567
Provision for income taxes	5,778	6,358	14,071	12,603
Depreciation and amortization	13,893	11,463	41,152	33,281
Asset impairment and restructuring charges	593	758	1,750	5,386
Net effect of foreign currency fluctuations [1]	(432)	—	5,533	—
Net effect of revenue lost from typhoon	—	820	—	820
Changes in acquisition contingent consideration	51	—	(3,910)	—
Equity-based compensation expenses	3,050	3,265	9,031	9,842

Non-GAAP EBITDA	$37,284	$41,168	$121,606	$113,236

1                        Foreign currency fluctuations are calculated on a constant currency basis by translating the current year reported amounts using the prior year foreign exchange rates for each underlying currency.